Exhibit 99.3

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital to Release Fourth Quarter Results
and Hold Conference Call with Investors

Philadelphia, PA, January 21, 2003 – PMA Capital Corporation (NASDAQ: PMACA) expects to release its fourth quarter 2002 financial results on Wednesday, February 5, 2003 after the market closes. A copy of the Company’s news release and statistical supplement will be available on the Company’s website at www.pmacapital.com in the Investor Information section (go to Current Investor Information and then click on News Releases to access the release; from Current Investor Information, you can click on Financial Reports to access the statistical supplement).

In conjunction with the earning release, PMA Capital management will hold a conference call with investors beginning at 5:30 p.m. Eastern Time on Wednesday, February 5th to review the 2002 results and our outlook for full year 2003. The conference call will be available via a live webcast over the Internet at www.pmacapital.com. To access the webcast, enter the Investor Information section (choose Current Investor Information), click on News Releases to find this announcement and then click on the microphone next to this release. Please note that by accessing the conference call via the Internet, you will be in a listen-only mode.

The call-in numbers for the conference call are as follows:

Live Call	Replay
877-679-9045 (Domestic)	800-615-3210 (Domestic)
952-556-2802 (International)	703-326-3020 (International)

A replay of the conference call will be available over the Internet or by dialing the call-in number for the replay along with the passcode 6385105. The replay will be available from approximately 8:30 p.m. Eastern Time on Wednesday, February 5th until 11:59 p.m. Eastern Time on February 12th.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital’s subsidiaries include property and casualty reinsurance, underwritten and marketed through PMA Re, and workers’ compensation, integrated disability and other commercial property and casualty lines of insurance in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group.

For additional information about PMA Capital and its specialty insurance businesses, please contact Investor Relations at 215.665.5046 or visit us at www.pmacapital.com.